                                                                    Exhibit 4.16


Prepared By and Upon                     INDEXING INSTRUCTIONS:
Recordation Return To:
                                         ___ QUARTER(S) [OR BLOCKS ___ OF ___
Brobeck, Phleger & Harrison LLP          LOCATED IN], SECTION ___, TOWNSHIP ___,
550 South Hope Street                    RANGE ____ CITY OF ____________, TUNICA
Los Angeles, CA  90071-2604              COUNTY, MISSISSIPPI
Attention:  John Francis Hilson, Esq.
Telephone:  (213) 489-4060               ___ QUARTER(S) [OR BLOCKS ___ OF ___
                                         LOCATED IN], SECTION ___, TOWNSHIP ___,
                                         RANGE ____ CITY OF ____________, TUNICA
                                         COUNTY, MISSISSIPPI


                      DEED OF TRUST, SECURITY AGREEMENT AND
                     FIXTURE FILING WITH FINANCING STATEMENT
                             AND ASSIGNMENT OF RENTS

                         BARDEN MISSISSIPPI GAMING, LLC,

                                   as Trustor,

                                 JIM B. TOHILL,

                                   as Trustee,

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                                 as Beneficiary

                          Dated as of December 6, 2001

           SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES
                          DESCRIBED IN EXHIBIT A HERETO

      THIS FINANCING STATEMENT IS A FIXTURE FILING, AND IS TO BE FILED FOR
             RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS

                THIS DEED OF TRUST COVERS AFTER-ACQUIRED PROPERTY

     THIS DEED OF TRUST SECURES A LINE OF CREDIT TO BE USED FOR BUSINESS OR
                              COMMERCIAL PURPOSES

                      DEED OF TRUST, SECURITY AGREEMENT AND
                     FIXTURE FILING WITH ASSIGNMENT OF RENTS

                  THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS (this "Deed of Trust") is made as of the 6TH day of December, 2001 by Barden Mississippi Gaming, LLC, a Mississippi limited liability company ("Trustor"), whose principal place of business is located at 163 Madison Avenue, Suite 2000, Detroit, Michigan 48226, in favor of Jim B. Tohill ("Trustee"), who principal place of business is located at c/o Watkins, Ludlam Winter & Stennis, P.A., 633 North State Street, Jackson, Mississippi 39202, for the benefit of Foothill Capital Corporation, a California corporation ("Beneficiary"), whose principal place of business is located at One Boston Plaza, Suite 1800, Boston Massachusetts 02108.

THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS TO BE SECURED HEREBY IS UP TO $15,000,000.00.

                                 R E C I T A L S

                  A. Pursuant to that certain Loan and Security Agreement, dated as of December 6, 2001, by and among Majestic Investor Holdings, LLC, a Delaware limited liability company, Barden Colorado Gaming, LLC, a Colorado limited liability company, Barden Nevada Gaming, LLC, a Nevada limited liability company, and Trustor (collectively, the "Borrower"), and Beneficiary, Beneficiary has agreed to make certain financial accommodations to Borrower. Such agreement, as it may from time to time be amended, modified, supplemented, renewed, or restated, is referred to herein as the "Loan Agreement", and the term "Loan Documents" when used herein has the meaning ascribed thereto in the Loan Agreement. All other initially capitalized terms set forth in this Deed of Trust, if not otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                  B. Trustor has also guaranteed certain obligations and liabilities under the Loan Agreement pursuant to that certain guaranty dated as of December 6, 2001, made by Trustor in favor of Beneficiary (the "Guaranty").

                  C. In order to induce the Beneficiary to make certain financial accommodations to Borrower and pursuant to the Loan Agreement, Trustor desires to enter into this Deed of Trust to secure the Secured Obligations (as defined below).

                  D. The parties acknowledge that certain provisions of this Deed of Trust may be subject to the laws, rules and regulations of the Gaming Authority of the State of Mississippi (collectively, the "Applicable Gaming Laws").

                  This Deed of Trust secures a line of credit as defined in
Section 89-1-49 of the Mississippi Code Annotated of 1972, as amended, for commercial purposes to other than a natural person and shall not be extinguished until the conditions of Section 89-5-73 of the Mississippi Code Annotated of 1972, as amended, are met.


                                       1.

                              W I T N E S S E T H:

                  IN CONSIDERATION OF THE FOREGOING RECITALS AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, SUBJECT TO APPLICABLE GAMING LAWS, TRUSTOR DOES HEREBY IRREVOCABLY GRANT, BARGAIN, SELL, TRANSFER, CONVEY, ASSIGN AND WARRANT to Trustee, its successors and assigns, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, but subject to Permitted Liens, the following (but excluding in each and every case all Excluded Assets as defined below), whether now owned or hereafter acquired:

                               GRANTING CLAUSE ONE

                                     [Land]

                  All of Trustor's right, title and interest in the real property, located in the County of Tunica, State of Mississippi, described in Exhibit A attached hereto and by this reference incorporated herein (the "Land"), together with all and singular the tenements, hereditaments, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity, in any way belonging, benefitting, relating or appertaining to the Land, the airspace over the Land, the Improvements (as hereinafter defined), or both, or which hereinafter shall in any way belong, relate or be appurtenant thereto.

                               GRANTING CLAUSE TWO

                                 [Improvements]

                  TOGETHER WITH, any and all structures, buildings, facilities and improvements of every nature whatsoever now or hereafter on the Land, including, but not limited to, the Fixtures (as hereinafter defined) (collectively, the "Improvements") (the Land and Improvements are referred to collectively as the "Real Property").

                  For purposes of this Deed of Trust, "Fixtures" means any and all "fixtures" as such term is defined in Article 9 of the UCC and to the fullest extent allowed by Applicable Laws, fixtures and all other equipment and machinery now or at any time hereafter owned by Trustor and located or included in or on or appurtenant to the Real Property or the Vessel and used in connection therewith and which are or become so related to the Real Property encumbered hereby that an interest arises in them under real estate law, including, without limitation, all docks, piers, barges, vessels, marinas and other structures


                                       2.

to which boats and vessels may be moored; machinery, equipment (including, without limitation, pipes, furnaces, conveyors, drums, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring, stoves, ovens, ranges, dishwashers, disposals, food storage, food processing (including restaurant fixtures), trash and garbage removal and maintenance equipment), elevators, office equipment, all built-in tables, wall-beds, wall-safes, built-in furniture and installation, doorstops, vaults, motors, dumb-waiters, computers, mirrors, screens, chairs, chaise lounges, hot tubs, swimming pool heaters, beauty and barber equipment, maintenance supplies used in connection with the Land or Vessel, mantels, screens, plumbing, bathtubs, sinks, basins, faucets, all laundry, kitchen, restaurant and athletic equipment, washers, dryers, planters, desks, sofas, shelves, lockers and cabinets, all safes, furnishings, appliances (including, without limitation, food warming and holding equipment, iceboxes, refrigerators, fans, heaters, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures, trade fixtures, telephone, television and other communications equipment, visual and electronic surveillance systems and transportation systems, all specifically designed installations and furnishings, all furniture, furnishings and personal property of every nature whatsoever, and equipment, appliances or other goods for the exclusion of vermin or insects, or for the collection of dust, refuse or garbage; provided, however, that Fixtures shall not include Excluded Assets.

                              GRANTING CLAUSE THREE

                                  [Rents, etc.]

                  TOGETHER WITH, all rents, income, security or similar deposits (to the full extent allowed by Applicable Laws), including without limitation, receipts, issues, royalties, earnings, products or proceeds, profits, maintenance, license and concession fees and other revenues to which Trustor may now or hereafter be entitled, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part whether actual or deemed to be, for the sale of services or products in connection therewith and/or in connection with such occupancy,


                                       3.

advance registration fees by hotel guests, tour or junket proceeds and deposits for conventions and/or party reservations (collectively the "Rents"), subject to the revocable license hereinafter given to Trustor to collect and apply such Rents.

                              GRANTING CLAUSE FOUR

                [Leases, Including Deposits and Advance Rentals]

                  TOGETHER WITH, (a) all estate, right, title and interest of Trustor in, to and under any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, franchise agreements and all other agreements affecting or covering the Real Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing; (b) all right, title, claim, estate and interest of Trustor thereunder, including, without limitation, all claims of the lessor thereunder, letters of credit, guarantees or security deposits (to the full extent allowed by Applicable Laws), advance rentals and any and all deposits or payments of similar nature; and (c) the right to enforce against any tenants thereunder and otherwise any and all remedies under any of the foregoing, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty thereof; to terminate, modify, or amend any such agreement; to obtain possession of, use, or occupy, any of the real or personal property subject to any such agreement; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of any such agreement and all obligations of the tenants thereunder based upon (i) any breach by such tenant thereunder (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such agreement pursuant to any Bankruptcy Law), and (ii) the use and occupancy of the premises demised, whether or not pursuant to the applicable agreement (including any claim for use and occupancy arising under landlord-tenant law of the State of Mississippi or any Bankruptcy Law).

                              GRANTING CLAUSE FIVE

                           [Options to Purchase, etc.]

                  TOGETHER WITH, all right, title and interest of Trustor in and to all options and other rights to purchase or lease the Real Property or any portion thereof or interest therein, if any, and any greater estate in the Real Property owned or hereafter acquired by Trustor.

                               GRANTING CLAUSE SIX

                               [Personal Property]

                  TOGETHER WITH, all right, title and interest of Trustor in and to all Tangible Property and Intangible Property (except, with respect to Gaming Licenses, as prohibited by Applicable Gaming Laws) now or at any time hereafter located on or appurtenant to the Real


                                       4.

Property and used or useful in connection with the ownership, management or operation of the Real Property, including, without limitation, the Personal Property.

                              GRANTING CLAUSE SEVEN

                           [Condemnation Awards, etc.]

                  TOGETHER WITH, all the estate, interest, right, title, and other claim or demand, which Trustor now has or may hereafter acquire in any and all awards, payments or other consideration made for the taking by eminent domain, or by any. proceeding or purchase in lieu thereof, of the whole or any part of the Real Property, including, without limitation, any awards, payments or other consideration resulting from a change of grade of streets and for severance damages.

                              GRANTING CLAUSE EIGHT

                              [Insurance Proceeds]

                  TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire with respect to the proceeds of insurance in effect with respect to all or any part of the Real Property and/or Personal Property, together with all interest thereon and the right to collect and receive the same.

                              GRANTING CLAUSE NINE

                           [Claims for Damages, etc.]

                  TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Real Property, including, without limitation, damage arising from any defect in or with respect to the design or construction of all or any part of the Improvements and damage resulting therefrom.

                               GRANTING CLAUSE TEN

     [Deposits, Advance Payments and Refunds of Insurance, Utilities, etc.]

                  TOGETHER WITH, all deposits or other security or advance payments including rental payments made by or on behalf of Trustor to others, and all refunds made by others to Trustor, with respect to (i) insurance policies relating to all or any part of the Real Property and/or Personal Property, (ii) utility service for all or any part of the Real Property, (iii) cleaning, maintenance, repair, or similar services for all or any part of the Real Property, (iv) refuse removal or sewer service for all or any part of the Real Property, (v) rental of equipment, if any, used in the operation, maintenance or repair by or on behalf of Trustor of all or any part of the


                                       5.

Real Property and/or Personal Property and (vi) parking or similar services or rights afforded to all or any part of the Real Property.

                             GRANTING CLAUSE ELEVEN

                              [Water Rights, etc.]

                  TOGETHER WITH, all water rights, water stock, water permits and other rights to the use of water that are now or that may be hereinafter used in connection with the said Real Property, or any improvements or appurtenances thereto.

                             GRANTING CLAUSE TWELVE

                                [Minerals, etc.]

                  TOGETHER WITH, all oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto.

                            GRANTING CLAUSE THIRTEEN

                               [Accessions, etc.]

                  TOGETHER WITH, all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire, and all conversions of any of the foregoing, Trustor agrees that all property hereafter acquired by Trustor and required by the Loan Agreement, this Deed of Trust or any other Loan Document to be subject to the lien and/or security interests created by this Deed of Trust shall forthwith upon the acquisition thereof by Trustor be subject to the lien and/or security interests of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and the Beneficiary is hereby authorized to receive any and all such property as and for additional security for the Guaranty Obligations.

                            GRANTING CLAUSE FOURTEEN

                                    [Vessel]

                  TOGETHER WITH, the whole of the following named and described vessel and appurtenances (the "Vessel") to wit:

                                           OFFICIAL
         NAME                              NUMBER                      TYPE
         ----                              ------                      ----
         FITZGERALDS TUNICA                262757                      Barge


                                       6.

                  TOGETHER WITH, all of the following now owned or hereafter acquired by Trustor or in which Trustor has any rights or interest and now or hereafter located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessel and the business being conducted or which may be conducted thereon, or in connection with any construction being conducted or which may be conducted thereon: boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and gaming machinery, equipment and accessories relating to the Vessel and the gaming operations now or hereafter conducted thereon, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel all gaming equipment and devices, financial equipment, computer equipment, calculators, adding machines, video games, slot machines and other gaming devices, and any other electronic equipment of every nature used in connection with the operation of Vessel and the business conducted thereon, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, Venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water hewn, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables and stools or chairs used in connection with the Vessel, all chaise lounges, hot tubs, swimming pool heaters and equipment, and all other recreational equipment (computerized and otherwise) including cards, dice, and gaming chips and tokens, beauty and barber equipment and maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by Applicable Laws) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not at any time of determination, and all additions, improvements and replacements hereafter made in or to the Vessel and all proceeds of any of the foregoing, including without limitation, any claim for compensation, purchase price reimbursement or award for a requisition pursuant to that certain Vessel Mortgage executed by Trustor of even date herewith (the "Vessel Mortgage") and any charter hire or other compensation resulting from a requisition pursuant to the Vessel Mortgage. Trustor and Beneficiary acknowledge that significant structures, improvements, additions, equipment and other appurtenances may be added to the Vessel after the execution of this Deed of Trust, and Trustor specifically affirms and agrees that all such appurtenances to the Vessel shall be subject to this Deed of Trust.


                                       7.

                  The entire estate, property and interest hereby conveyed to Trustee pursuant to Granting Clauses One through Fourteen, inclusive, may hereafter be referred to as the "Trust Estate."

                          FOR THE PURPOSE OF SECURING:

                  A. the due and punctual payment and performance of any and all present and future obligations and liabilities of Trustor of every type or description to Beneficiary, arising under or in connection with the Guaranty, whether for principal of, or premium, if any, or interest under the Loan Agreement, expenses, indemnities or other amounts (including attorneys' fees and expenses) (collectively, the "Guaranty Obligations");

                  B. Payment of all indebtedness and performance of all "Obligations" (as defined in the Loan Agreement) arising under, related to, or evidenced by or pursuant to the Loan Agreement;

                  C. Payment and performance of all "Obligations" (as defined in the Loan Agreement) arising under, related to, or evidenced by or pursuant to any other Loan Document;

                  D. Payment and performance of all obligations under this Deed of Trust, including payment of all sums expended or advanced by Beneficiary hereunder, together with interest thereon;

                  E. all future advances pursuant to the Loan Agreement or any other of the Loan Documents in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding; and

                  F. All renewals, extensions, modifications and amendments of any of the aforesaid, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith (all obligations and liabilities described herein are collectively referred to herein as the "Secured Obligations").

                  TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS: ARTICLE 1.

         Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:


                                       8.

                  "Accounts" has the meaning set forth in Section 9.1.2.

                  "Applicable Gaming Laws" has the meaning set forth in Recital
D.

                  "Applicable Laws" shall have the meaning set forth in Section 3.7.

                  "Bankruptcy Law" means any laws arising from the United States Bankruptcy Code, as amended, and any applicable State statute dealing with bankruptcy.

                  "Beneficiary" has the meaning set forth in the Preamble.

                  "Chattel Paper" has the meaning set forth in Section 9.1.1.

                  "Collateral" has the meaning set forth in Section 9.1.

                  "Default Rate" has the meaning set forth in Section 4.8.1.

                  "Documents" has the meaning set forth in Section 9.1.9.

                  "Environmental Claim" shall mean shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned or operated by Trustor or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Requirement.

                  "Environmental Damages" means all claims, judgments, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees, charges and disbursements (including, without limitation, costs of appeal), and consultants' fees, any of which are actually incurred at any time as a result of the existence or alleged existence of Hazardous Materials upon, about or beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence or alleged existence of a violation of Environmental Requirements pertaining to the Real Property regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Real Property, and including, without limitation:

                           (i)      damages for personal injury, or injury to
property or natural resources occurring upon or off of the Real Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on the Real Property, interest and penalties including, but not limited to,


                                       9.

claims brought by or on behalf of employees of Trustor, with respect to which Trustor waives, for the benefit of Beneficiary only, any immunity to which it may be entitled under any industrial or workers' compensation laws;

                           (ii)     reasonable fees actually incurred for the
services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, abatement containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Real Property or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, charges and disbursements (including, without limitation, costs of appeal) actually incurred in enforcing this Deed of Trust or collecting any sums due hereunder, and

                           (iii)    liability to any Person to indemnify such
Person for actual costs incurred in good faith in connection with the items referenced in subparagraphs (i) and (ii) hereof.

                  "Environmental Requirements" means applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all a governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, injunctions, judgments and orders relating to the environment, including, without limitation:

                           (i)      all requirements, including, but not limited
to, those relating or pertaining to (A) record keeping, reporting, disclosing, notifying, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment (including, without limitation, ambient air, surface water, groundwater or land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature, including without limitation, Hazardous Materials or (C) underground storage tanks and related piping, and emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature therefrom; and

                           (ii)     all other requirements pertaining to the
preservation or protection of the environment and the mitigation of adverse effects thereon and the health and safety of employees or the public with respect to Hazardous Materials.


                                      10.

                  "Equipment" has the meaning set forth in Section 9.1.7.

                  "Event of Default" shall have the meaning set forth in Section 8.

                  "Excluded Assets" has the meaning set forth in the Loan Agreement.

                  "Fixtures" has the meaning set forth in Granting Clause Two.

                  "Gaming Licenses" means every material license, franchise or other approval or authorization required to own, lease, operate or otherwise conduct gaming in any jurisdiction in which Trustor or any of its subsidiaries conducts or proposes in good faith to conduct gaming business, including any applicable liquor licenses.

                  "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Colorado Limited Gaming Control Commission, the Mississippi Gaming Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Trustor or any of its subsidiaries.

                  "Guaranty" has the meaning set forth in Recital B.

                  "Guaranty Obligations" has the meaning set forth hereinabove.

                  "General Intangibles" has the meaning set forth in Section 9.1.10.

                  "Hazardous Materials" means any chemical, material or substance:

                           (i)      the presence of which requires investigation
or remediation under any federal, state or local law, statute, code, regulation, ordinance, order, action or policy; or

                           (ii)     which is or becomes defined as or included
in the definition of "hazardous substances," "pollutants," " contaminants," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable local state or federal law or under regulations adopted or publications promulgated pursuant thereto, including, but not limited to, any such laws or regulations promulgated by Governmental Authorities of the State of Mississippi; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f)-300(j) - 10; or the Clean Air Act, 42 U.S.C. Section 7401, et seq.; or


                                      11.

                           (iii)    which is toxic, explosive, corrosive,
flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or a becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof ("Governmental Authority"); or

                           (iv)     the presence of which on the Real Property
causes or threatens to pose a hazard to the Real Property or to the health or safety of Persons on or about the Real Property; or

                           (v)      without limitation, which contains gasoline,
crude oil, diesel fuel or other petroleum hydrocarbons in violation of applicable Environmental Requirements; or

                           (vi) without limitation, which contains "PCBs" (as
hereinafter defined) or asbestos or urea formaldehyde foam insulation or radon gas.

                  "Impositions" means any and all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Real Property and any and all other governmental charges (including any penalties and other charges imposed by any Gaming Authority) and any interest or costs or penalties with respect thereto, in each case whether general, special ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution hereof may be assessed, levied, imposed, or become a lien upon the Real Property or the Rents, but excluding taxes on Trustor's income or operating revenues; (ii) charges for any easement or agreement maintained for the benefit of the Real Property and (iii) other charges, expenses, payments or assessments of any nature, if any, which are or may be assessed, levied, imposed or become a lien upon the Real Property or the Rents, including mechanics and other Liens permitted by Section 7.2 of the Loan Agreement.

                  "Impound Account" means the account that Trustor may be required to maintain pursuant to Section 4.6.2. of this Deed of Trust for the deposit of amounts required to pay Impositions and insurance premiums.

                  "Improvements" has the meaning set forth in Granting Clause
Two.

                  "Indemnitees" has the meaning set forth in Section 11.2.7.

                  "Intangible Property" means any and all intangible personal property, including, without limitation, (a) the rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Land, the Vessel or the Improvements, including, without limitation, the name "Fitzgeralds Tunica" and any variations thereof, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Land or the Vessel or the Improvements or in which Trustor has rights, with the exclusive


                                      12.

right to use such names, logos and designs wherever they are now or hereafter used in connection with the Land or the Vessel or the Improvements, and any and all other trade names, or service marks, whether or not registered, now or hereafter used in the operation of the Land or the Vessel or the Improvements, including, without limitation, any interest as a licensee or franchisee and, in each case, together with the goodwill associated therewith; (b) maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land, the Vessel or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto and all architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land, the Vessel or the Real Property or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land; (c) any and all books, records, customer lists (including lists or information derived from or related to the Player Tracking System described within the definition of "Tangible Property"), concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under Applicable Laws), signs, goodwill casino and hotel credit and charge records, supplier lists, checking account, safe deposit boxes (excluding the contents of such deposit boxes owned by Persons other than Trustor and its Subsidiaries), cash, instruments, Chattel Papers, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, and all other contract rights and general intangibles resulting from or used in connection with the operation of the Trust Estate or the Vessel and in which Trustor now or Trustor now or hereafter has rights; (d) all of Trustor's documents, instruments, contract rights, and general intangibles including, without limitation, all insurance policies, permits, licenses, franchises and agreements required for the use, occupancy or operation of the Land, the Vessel or any of the Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under Applicable Laws); (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements with respect to the Land, the Vessel, the Improvements and/or the business being conducted thereon, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom; whether any of the foregoing is now owned or hereafter acquired; (f) to the extent permitted by Applicable Laws, any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements including options, option rights contract rights) now or hereafter obtained by Trustor from any Governmental Authority having or claiming jurisdiction over the Land, the Vessel, the Tangible Property, the Real Property or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land or the Vessel, including, without limitation, any Gaming Licenses and (g) any and all products and proceeds derived or to be derived therefrom, including without limitation, any and all present and future accounts, contract rights, chattel paper, instruments, and documents that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of Trustor to collect or enforce payment thereof, as well as enforce any guaranties of the foregoing and security therefor.


                                      13.

                  "Inventory" has the meaning set forth in Section 9.1.6.

                  "Land" has the meaning set forth in Granting Clause One.

                  "Leases" means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements and all other agreements affecting or covering the Real Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing.

                  "Liens" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under Applicable Laws (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the applicable UCC (or equivalent statutes) of any jurisdiction).

                  "Loan Documents" shall mean the Loan Agreement, Guaranty, Letters of Credit, and any and all other instruments, documents and other agreements now existing or hereinafter entered into evidencing, curing, guaranteeing or otherwise relating to the Secured Obligations.

                  "PCBs" means polychlorinated biphenyls.

                  "Permitted Liens" shall have the meaning set forth in the Loan Agreement.

                  "Personal Property" means the Intangible Property and the Tangible Property.

                  "Proceeds" has the meaning" set forth in Section 9.1.22.

                  "Public Waters" means any river, lake, stream, sea, ocean, gulf, bay or other public body of water.

                  "Real Property" has the meaning set forth in Granting Clause Two.

                  "Receiver" means any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

                  "Rents" has the meaning set forth in Granting Clause Three.

                  "Secured Obligations" shall have the meaning set forth hereinabove.

                  "Tangible Property" means any and all tangible personal property, including, without limitation, all goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Real Property and/or used in the operation of any hotel, casino, restaurant, store, parking facility, special events arena, theme park, and any other commercial operations on the Real Property or the Vessel, including but not limited to Inventory, communication systems, visual and electronic


                                      14.

surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored on all or any portion of the Real Property or the Vessel in which Trustor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land, the Improvements or the Vessel, and all construction materials and all Fixtures, including, but not limited to, all gaming equipment and devices which are used in connection with the operation of the Real Property or the Vessel and those items of Fixtures which are purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter owns or acquires an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Real Property, to the extent permitted by the applicable contract or Applicable Laws, all financial equipment, computer equipment, player tracking system (including all computer hardware, operating software programs and all right, title and interest in and to any applicable license therefor) (the "Player Tracking System"), calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Real Property or the Vessel, and all present and future right, title and interest of Trustor in and to any casino operator's license agreement or sublease agreement used in connection with the Real Property or the Vessel, along with any and all products and proceeds derived or to be derived therefrom, including without limitation, any and all present and future accounts, contract rights, chattel paper, instruments, and documents that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of Trustor to collect or enforce payment thereof, as well as enforce any guaranties of the foregoing and security therefor.

                  "Title Policy" means the title insurance policy or policies in favor of Beneficiary insuring the Lien of this Deed of Trust.

                  "Trust Estate" has the meaning set forth hereinabove.

                  "UCC" means the Uniform Commercial Code (as amended from time to time) of the State of California.

                  "Vessel" has the meaning set forth in Granting Clause
Fourteen.

         Section  1.2      Related Matters.

                     1.2.1 Terms Used in the UCC. Unless the context clearly otherwise requires, all lower case terms used in Section 9 of this Deed of Trust and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

                     1.2.2 Construction. Unless the context of this Deed of Trust clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Deed of Trust refer to this Deed of Trust as a whole


                                      15.

including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Section 1.4 of the Loan Agreement) and not to any particular provision of this Deed of Trust. Article, section, subsection, exhibit, recital, preamble and schedule references in this Deed of Trust are to this Deed of Trust unless otherwise specified. References in this Deed of Trust to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

                  1.2.3 Determinations. Any determination or calculation contemplated by this Deed of Trust that is made by Beneficiary shall be final and conclusive and binding upon the Trustor, in the absence of manifest error. References in this Deed of Trust to "determination" by Beneficiary include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of Beneficiary (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of Beneficiary contemplated by this Deed of Trust may be given, taken, withheld or not taken in Beneficiary's discretion (whether or not so expressed), except as otherwise expressly provided herein. No approval or consent of Beneficiary shall be effective unless the express written approval or consent of Beneficiary is received by Trustor.

                  1.2.4 Governing Law. This Deed of Trust shall be governed by, and construed in accordance with, the laws (other than the rules regarding conflicts of laws) of the State of California, except that the provisions hereof relating be the creation, perfection and enforcement of the lien and security interest in that portion of the Trust Estate which is real property or fixtures shall be governed by the laws of the State of Mississippi.

                  1.2.5 Headings. The Article and Section headings being used in this Deed of Trust are for convenience of reference only and shall not affect the construction hereof.

                  1.2.6 Severability. If any provision of this Deed of Trust or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction. 1.2.7 Exhibits and Schedules. All of the exhibits and schedules attached to this Deed of Trust shall be deemed incorporated herein by reference.

                                   ARTICLE 2.

                                   [RESERVED]


                                      16.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

                  Trustor hereby represents and warrants to Beneficiary and Trustee that:

         Section 3.1 Corporate Existence. Trustor (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed, and (b) has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and (c) is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

         Section 3.2 Authorization; Approvals. The execution, delivery and performance by Trustor of this Deed of Trust are within Trustor's limited liability company powers and authority, have been duly authorized by all necessary limited liability company action, and do not contravene (a) Trustor's certificate of formation, operating agreement or limited liability company agreement or (b) any law or any contractual restriction binding on or affecting Trustor or the Real Property. All authorizations or approvals or other actions by, or notice to or filing with, any Governmental Authority required for the due execution, delivery and performance by Trustor of this Deed of Trust have been duly obtained and are in full force and effect.

         Section 3.3 Enforceability. This Deed of Trust has been duly executed and delivered by Trustor and is the legal, valid and binding obligation of Trustor, enforceable against Trustor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

         Section 3.4 Validity and Perfection of Security Interests. The liens and security interests in the Trust Estate created in accordance with the terms hereof and pursuant to the terms of the other Loan Documents executed by Trustor constitute valid security interests, and upon recordation of this Deed of Trust in the appropriate office in Tunica County, Mississippi, the security interests granted to Beneficiary hereunder will constitute perfected security interests therein superior and prior to all Liens, rights or claims of all other Persons other than Permitted Liens.

         Section 3.5 Title To and Right To Use Assets. Trustor has good and marketable fee simple title in the Land, and is the legal and beneficial owner of the remainder of the Trust Estate (and as to the Trust Estate whether now existing or hereafter acquired, Trustor will continue to own each item thereof except to the extent Trustor disposes of the same pursuant to the Loan Agreement), free and clear of all Liens except Permitted Liens. Trustor has the right to hold, occupy and enjoy its interest in the Trust Estate subject to the terms of the Gaming Licenses and subject to the Permitted Liens, and has valid right, full power and legal authority, subject to Applicable Gaming Laws, to mortgage and pledge the same as provided herein, and Trustor shall


                                      17.

defend the Trust Estate against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Beneficiary (except for Permitted Liens) and Beneficiary may, subject to Applicable Gaming Laws, at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof.

         Section 3.6 Non-Contravention. Neither the execution, delivery or performance of this Deed of Trust by the Trustor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the terms of or constitute a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Trustor is a party or by which it or any of its property or assets is bound or to which it may be subject, (ii) conflict with any law, order, rule or regulation applicable to the Trustor of any court or any Governmental Authority, or (iii) result in or require the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens and the Lien contemplated hereby or by any other Loan Document), upon or with respect to any of the property or assets now owned or hereafter acquired by Trustor.

         Section 3.7 Contracts. Each material contract which is a part of the Trust Estate (each, a "Contract"), (i) is the genuine, legal valid, and binding obligation of Trustor, (ii) is enforceable against Trustor in accordance with its terms, (iii) is in full force and effect and is, to Trustor's best knowledge, not subject to any setoffs defenses, overdue taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Contract, and (iv) is, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, including, without limitation, Applicable Gaming Laws ("Applicable Laws"). Neither Trustor nor, to the best knowledge of Trustor, any other party to any Contract is in material default in the performance or observance of any of the terms thereof. No party to any Contract is the United States government or an instrumentality thereof.

         Section 3.8 Leases. Trustor has delivered to Beneficiary true, correct and complete copies of all Leases, including all amendments thereof and modifications thereto. Each Lease (i) is the genuine, legal, valid and binding obligation of Trustor, (ii) is enforceable against Trustor and, to the best knowledge of Trustor, the other party thereto, in accordance with its terms,
(iii) to the best knowledge of Trustor is in full force and effect and is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Lease, and (iv) to the best knowledge of Trustor is in compliance with all Applicable Laws in all material respects.

         Section 3.9 No Other Real Property. The Trust Estate, together with the other property upon which a security interest is being granted to Beneficiary pursuant to the terms of the Loan Documents, constitutes all of the property (whether owned, leased or otherwise) currently used by Trustor in connection with the operation of the Fitzgeralds Casino Hotel located on the Land, other than Excluded Assets and the property upon which the granting of the security interest or lien is not allowed by Applicable Laws.

         Section 3.10 Compliance with Laws. To the best knowledge of Trustor, except as otherwise disclosed in writing to Beneficiary, the Trust Estate and the proposed and actual use


                                      18.

thereof comply in all material respects with all Applicable Laws, and there is no proceeding pending or, to the best knowledge of Trustor, threatened before any court, quasi-judicial body, Governmental Authority relating to the validity of the Loan Documents or the proposed or actual use of the Trust Estate.

         Section 3.11 Real Property Use; Mechanics' Liens. The Real Property is not used principally or primarily for agricultural or grazing purposes. All costs for labor and material for the removal, construction and renovation of the Improvements (including, without limitation, any additions and alterations thereto) have been paid in full or will be paid in accordance with
Section 4.15.

         Section 3.12 Condemnation. There are no pending or, to the best knowledge of Trustor, threatened condemnation or eminent domain proceedings against the Trust Estate or any part thereof.

         Section 3.13 Litigation. Except as disclosed in writing to Beneficiary prior to the date hereof, there are no pending or, to the best knowledge of Trustor, threatened, actions, claims, proceedings, investigations, suits or proceedings before any court, Governmental Authority or arbitrator against Trustor, the Trust Estate or any part thereof.

         Section 3.14 Construction of Improvements. All Improvements have been and will be constructed in all material respects in accordance with Applicable Laws and all requirements of Governmental Authorities and governmental approvals. Except as disclosed in writing to Beneficiary prior to the date hereof, to the best knowledge of Trustor, the Improvements (a) are free from latent and patent defects that would have a material adverse effect on the value of the Improvements and do not materially and adversely affect the use and operation of the Improvements or Real Property, and (b) do not require any material repairs, reconstruction or replacement on the date hereof.

                                   ARTICLE 4.

                              AFFIRMATIVE COVENANTS

                  Trustor hereby covenants to and agrees with Beneficiary as follows:

         Section 4.1 Secured Obligations of Trustor. Trustor will perform, observe and comply with its Secured Obligations arising under this Deed of Trust and shall continue to be liable for the performance of its Secured Obligations arising under this Deed of Trust until discharged in full, notwithstanding any actions of partial foreclosure that may be brought hereunder to recover any amount or amounts expended by Beneficiary on behalf of Trustor in order to cure any of Trustor's defaults or to satisfy any of Trustor's obligations or covenants under any agreement relating to the Trust Estate and to which Trustor is a party or by which the Trust Estate is bound.

         Section 4.2 Compliance with Law; Maintenance of Approvals. Except as expressly permitted by the Loan Agreement, Trustor shall (i) comply in all material respects with all


                                      19.

requirements of law applicable to the ownership, operation, use and occupancy of all or any portion of the Trust Estate, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, or structural or nonstructural, and (ii) maintain in full force and effect all authorizations, approvals or other actions, including without limitation, Gaming Licenses and liquor licenses and permits, which are necessary for the performance of Trustor's obligations pursuant to this Deed of Trust or for the business conducted by Trustor on the Real Property.

         Section 4.3 Other Reports. Trustor shall provide from time to time such additional information regarding Trustor or the Trust Estate as are required under the Loan Agreement or as Beneficiary may reasonably request.

         Section 4.4 Insurance. The Trustor, at its sole cost and expense, shall provide, maintain and keep in force the insurance required by Section 6.8 of the Loan Agreement (the "Insurance Policies").

         Section 4.5 Waste and Repair. Except as expressly permitted by the Loan Agreement, Trustor shall at all times cause the Trust Estate to be maintained in normal working order and condition (reasonable wear and tear excepted). Trustor shall not suffer any waste of the Real Property or do or permit to be done thereon anything that may in any way impair the Real Property nor impair the security of this Deed of Trust. Trustor shall not abandon the Real Property nor leave the Real Property unprotected or deserted.

         Section  4.6      Impositions; Impounds; Taxes; Capital Costs.

                     4.6.1 Impositions Affecting the Real Property. Trustor shall pay when due all Impositions (or currently payable installments thereof) that are or that may become a lien on the Real Property or are assessed against the Real Property or the Rents; provided, however, that Trustor may, at its sole cost and expense, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (i) neither the Real Property nor any part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest, and (ii) except in the case of a Lien junior to the Lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be reasonably required by Beneficiary or as required by Applicable Laws to release such Lien.

                     4.6.2 Impounds; Impound Account. Upon the occurrence and during the continuance of an Event of Default and at the request of Beneficiary, Trustor will pay to Beneficiary monthly an amount equal to one-twelfth (1/12th) of the annual cost (or such greater amount as may be reasonably necessary for Beneficiary to have on hand sufficient funds to pay the next installment prior to delinquency) of Impositions on the Real Property (but only those Impositions defined in clause (i) of the definition of "Impositions"), together with an amount equal to the premium for hazard and other required insurance in order to accumulate with Beneficiary sufficient funds to pay such Impositions and premiums at least thirty (30) days prior to their respective due dates. Such funds shall be held by Beneficiary on a commingled basis and


                                      20.

shall not bear interest. Said accumulated funds shall be paid and applied by Beneficiary with respect to such Impositions and insurance premiums as and when due.

         Section 4.7 Further Assurances. Trustor shall, at its own expense, perform such acts as may be necessary, or that Beneficiary may request at any time, to execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and all such further assurances of title and will do or cause to be done all further acts and things as may be proper or reasonably necessary to carry out the purpose hereof and to subject to the Liens hereof any property intended by the terms hereof to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

         Section  4.8      Waiver of Offsets.

                     4.8.1 In the event any tax, stamp tax, assessment water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection, Imposition or lien having priority over the Lien of this Deed of Trust, or in the event any other amount required to be paid by Trustor hereunder shall remain unpaid and Trustor is not contesting such amount pursuant to the terms hereof or the Loan Agreement, Beneficiary shall have the right to pay such amount and shall have the right to declare immediately due and payable any such amount so paid. Any amount so paid by Beneficiary shall bear interest at the default interest rate specified in Section 2.6(c) of the Loan Agreement ("Default Rate") from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt by Trustor of written demand.

                     4.8.2 Except as otherwise provided herein, in the Loan Agreement or in the other Loan Documents, all sums payable by Trustor hereunder or under the other Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected by reason of (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Real Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court in any such proceeding; (v) any claim which Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Trustor waives all rights now or hereafter by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.


                                      21.

         Section 4.9 Litigation. Trustor will, promptly upon obtaining actual knowledge thereof, give notice in writing to Beneficiary of any litigation commenced that is likely to have a material adverse effect on the Real Property or the Liens created hereby other than unlawful detainer proceedings brought by Trustor in connection with the Leases.

         Section 4.10 Certain Reports. Trustor will, promptly and in any event within fifteen (15) days after actual receipt by Trustor thereof, deliver to Beneficiary a copy of any written notice or citation concerning any actual, alleged or suspected violation of any Environmental Requirements or liability of Trustor for Environmental Damages in connection with the Real Property or past or present activities of any Person thereon.

         Section  4.11     Tax Receipts. Subject to the provisions of Section
4.6 hereof, Trustor shall provide to Beneficiary, within thirty (30) days after demand made therefor, bills (which shall be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then, due of all taxes, assessments including those payable in periodic installments), water rates, sewer rates, and/or any other Imposition that have become a lien (other than an inchoate lien) upon the Trust Estate.

         Section 4.12 FIRPTA Affidavit. Trustor hereby represents and warrants to Beneficiary under penalty of perjury that:

                  (i)      Trustor's U.S. Taxpayer Identification Number is
62-1868783;

                  (ii) Trustor's business address is set forth in the preamble hereto; and

                  (iii) Trustor is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., Trustor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

Trustor agrees to indemnify, defend, protect and hold Beneficiary and Beneficiary's agents harmless of, from and against any and all loss, liability, costs, damages, claims or causes of action including reasonable attorneys' fees, costs and expenses which may be actually incurred by Beneficiary or Beneficiary's agents by reason of any failure of any representation or warranty made by Trustor in this Section 4.12 to be true and correct in all respects, including, but not limited to, any liability for failure to withhold any amount required under Code Section 1445 in the event of foreclosure or other transfer of the Real Property.

         Section 4.13 Preservation of Contractual Rights. Except as otherwise expressly permitted by the Loan Agreement Trustor shall, prior to delinquency, default or forfeiture, perform all material obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit or other authorization (a) under which it holds any Tangible Property, or (b) which constitutes part of the Intangible Property.


                                      22.

         Section 4.14 Tax Service Contract. At any time after the occurrence of an Event of Default (whether or not such Event of Default is cured), at the request of Beneficiary and at Trustor's and/or its permitted successor's sole cost and expense, Beneficiary shall be furnished a tax service contract in form satisfactory to Beneficiary issued by a tax reporting agency satisfactory to Beneficiary which contract shall remain in force until indefeasible discharge in full of the Secured Obligations.

         Section 4.15 Liens. Trustor shall pay and promptly discharge, at Trustor's cost and expense, all Liens upon the Trust Estate, or any part thereof or interest therein other than the Permitted Liens. Trustor shall have the right to contest in good faith the validity of any such Lien, provided Trustor shall first post such bond or furnish such other security as may be reasonably required by Beneficiary or as required by Applicable Law to release such Lien, and provided, however, that Trustor shall thereafter diligently proceed to cause such Lien to be removed and discharged. If Trustor shall fail to so diligently proceed or to discharge any such Lien, then, upon the occurrence and continuance of an Event of Default (unless the Real Property is in danger of being sold, forfeited, terminated, canceled or lost as a result of such contest, in which case, Beneficiary may act in the absence of an Event of Default) and in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such Lien, or in such manner as is or may be prescribed by law. Any amount so paid by Beneficiary shall bear interest at the Default Rate from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary upon demand.

         Section 4.16 Inspection. Trustor shall permit Beneficiary, upon 24 hours' prior notice, to enter upon and inspect, during normal business hours, the Real Property and the construction and operation thereof for such purposes reasonably deemed necessary by Beneficiary, it being agreed by Trustor that Beneficiary's good faith belief of the existence of a past or present release or threatened release of any Hazardous Material into, onto, beneath or from the Real Property shall be conclusively deemed reasonable; provided, however, that no such prior notice shall be necessary and such inspection may occur at any time if (l) Beneficiary reasonably believes that an emergency exists or is imminent or (ii) the giving or delivery of such notice is prohibited or stayed by Applicable Laws.


                                      23.

                                   ARTICLE 5.

                                   [RESERVED]



                                   ARTICLE 6.

                               NEGATIVE COVENANTS

                  Trustor hereby covenants to and agrees with Beneficiary as follows:

         Section 6.1 Restrictive Uses. Trustor covenants not to suffer any Liens against the Trust Estate (other than Permitted Liens).

         Section  6.2      Transferability.

                     6.2.1 Trustor shall not suffer or permit any sale, conveyance, mortgage, pledge, hypothecation, encumbrance, lease, assignment or other transfer of the Trust Estate or any portion thereof or any interest therein without in each instance obtaining the prior written consent of Beneficiary, except as permitted under the Loan Agreement.

                     6.2.2 Trustor shall have the right to grant easements to Tunica County, Mississippi (or its designee) as required by that certain Agreement for the Sale and Purchase of Real Estate, dated as of July 2, 2001, by and between Fitzgerald's Mississippi, Inc., and Tunica County, Mississippi (the "Grant"), provided that all of the conditions set forth below have been satisfied in connection with such Grant:

                           6.2.2.1  Beneficiary shall have received from Trustor
written notice ("Notice") of such proposed Grant;

                           6.2.2.2  the Grant shall not materially and adversely
affect the operation or use of the Real Property or materially and adversely affect the value of the Real Property;

                           6.2.2.3  no Event of Default shall have occurred and
be continuing as of the date of the Notice or the date of such Grant;

                           6.2.2.4  such Grant is not otherwise prohibited by
the Loan Agreement;

                           6.2.2.5  Trustor, at its sole cost and expense, shall
have delivered to Beneficiary (a) one or more endorsements to the Title Policy insuring that, after giving effect to such Grant, (i) the Lien created hereby and insured thereunder is a first priority Lien on the respective remaining portion of the Property subject only to the Permitted Liens applicable to the remaining Property, and (ii) that the Title Policy (including the access coverage thereunder) is in


                                      24.

full force and effect and unaffected by such Grant (except as contemplated by this Section 6.2.2); (b) a fully executed copy of the easement agreements executed by Trustor with respect to the Grant; and (c) Trustor's proposed form of agreement subordinating the Lien of this Deed of Trust as to such Grant; and

                           6.2.2.6  Trustor shall pay or reimburse Beneficiary
for all of its reasonable costs and expenses incurred in connection with the requested Transfer.

                     6.2.3 After the satisfaction of the conditions contained in Section 6.2.2, Beneficiary shall deliver to Trustee appropriate instructions to subordinate the Lien of this Deed of Trust to the Grant.

         Section 6.3 No Cooperative or Condominium. Trustor shall not operate or permit the Real Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Real Property or any part thereof, as tenant stockholders or otherwise.

         Section 6.4 Impairment of Deed of Trust. Trustor shall not suffer waste of the Real Property or do or suffer any act or thing to be done, or omit to do any act or thing, if such act or thing, or such forbearance or omission, would materially impair the Real Property or the security of this Deed of Trust.

                                   ARTICLE 7.

                           CASUALTIES AND CONDEMNATION

         Section 7.1 Casualties. Trustor will notify Beneficiary in writing promptly after loss or damage caused by fire, wind or other casualty to the Property (a) that is in excess of $20,000, or (b) that would individually, or in the aggregate, have a material adverse effect on the value of the Improvements, Real Property or Vessel or materially and adversely affect Trustor's use or operation of the Improvements, Real Property or Vessel ("Casualty").

                  7.1.1 Any monies received as payment for any loss under any insurance policy shall be treated in accordance with the applicable provisions of the Loan Agreement and shall be released to Trustor or applied as set forth in the applicable provisions of the Loan Agreement.

         Section 7.2 Condemnation. Trustor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of all or substantially all of the Real Property, will notify Trustee and Beneficiary of the pendency of such proceedings. Trustee and Beneficiary may participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by Beneficiary to permit such participation; provided, however, that Trustor shall have the sole right to participate in and settle any and all such proceedings unless an Event of Default then exists. In any such condemnation proceedings Beneficiary may be represented by counsel selected by Beneficiary at the sole cost and expense


                                      25.

of Trustor; provided, however, that Trustor shall have the sole right to participate in and settle any and all such proceedings unless an Event of Default then exists. Trustor shall cause the net proceeds of any award or compensation or payment in lieu of settlement thereof, to be applied as set forth in the Loan Agreement. To the extent permitted by Applicable Laws, Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under Applicable Laws which provide for allocation of condemnation proceeds between a property owner and a lienholder.

                                   ARTICLE 8.

                             REMEDIES OF BENEFICIARY

         Section 8.1 Event of Default. Subject to any applicable cure period provided for in the Loan Agreement or in this Deed of Trust, any of the following shall be deemed to be an "Event of Default" hereunder if not cured within such applicable cure period:

                     8.1.1 The occurrence of one or more "Events of Default" (as defined in Section 8 of the Loan Agreement) shall constitute an Event of Default under this Deed of Trust (including, without limitation, by reason of any cross-default provisions thereof).

                     8.1.2 Failure of Trustor to perform any of the terms, covenants and conditions in this Deed of Trust; provided, however, it shall not be an Event of Default hereunder if such failure is curable, Trustor commences to cure such failure within thirty (30) days of notice from Beneficiary, and Trustor diligently prosecutes such cure to completion within sixty (60) days after notice of such failure, but in no event beyond the Maturity Date (as defined in the Loan Agreement); and provided that, with respect to the environmental covenants contained in Section 11.2 hereof, no Event of Default shall be deemed to have occurred unless any such covenant is breached in any material respect.

                     8.1.3 Any statement, representation or warranty given by Trustor to Trustee or Beneficiary in any of the Loan Documents, in connection with the Loan Agreement or in any other document provided by Trustor, including this Deed of Trust, is found to be materially false or misleading and such statement, representation or warranty continues to be materially false or misleading within sixty (60) days after notice from Beneficiary of such statement, representation or warranty was made, but in no event beyond the Maturity Date (as defined in the Loan Agreement).

                     8.1.4 Any transfer of the Real Property or any portion thereof in violation of Section 6.2. hereof.

                     8.1.5 The occurrence of one or more "Event of Default" as defined in the Vessel Mortgage shall constitute an Event of Default under this Deed of Trust.

         Section 8.2 Remedies. Beneficiary shall be and hereby is authorized and empowered, for and in the name and on behalf of Trustor, and shall be and hereby is irrevocably made,


                                      26.

constituted and appointed Trustor's true and lawful attorney in fact, coupled with an interest and with full power of substitution, delegation and revocation, to do the following at any time after and during the continuance of an Event of Default.

                  8.2.1 In person, by agent, or by a receiver, and without regard to the adequacy of security, the solvency of Trustor or any other matter,
(i) enter upon and take possession of the property, or any part thereof, in its own name or in the name of Trustee, (ii) inspect the Real Property for the purpose of determining the existence, location, nature and magnitude of any past or present release of Hazardous Materials into, onto, beneath or from the Real Property, (iii) negotiate with Governmental Authorities with respect to compliance with Environmental Requirements, including, but not limited to, spending Rents in connection with any cleanup, remediation or other response action with respect to Hazardous Materials or (v) sue for or otherwise collect the Rents, issues and profits thereof and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees actually incurred, to the Secured Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of said Real Property, the collection of such Rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, or deprive Beneficiary of the benefits of any indemnity set forth herein;

                  8.2.2 Commence an action to foreclose this Deed of Trust in the manner provided by Applicable Laws for the foreclosure of mortgages or deeds of trust of real property;

                  8.2.3 Seek a judgment that Trustor has breached its covenants, representations and/or warranties set forth in this Deed of Trust, or any other Loan Document regarding Environmental Requirements and/or Hazardous Materials, by commencing, maintaining and concluding, and enforcing a judgment arising from, an action for breach of contract, without regard to whether Beneficiary has commenced an action to foreclose this Deed of Trust, and to seek injunctive or other appropriate equitable relief and/or the recovery of any and all Environmental Damages, it being conclusively presumed between Trustor and Beneficiary that any reasonable costs advanced or expenses actually incurred by Beneficiary relating to the cleanup, remediation or other response action with respect to the Real Property were made or incurred by Beneficiary in good faith.

                  8.2.4    Intentionally Deleted.

                  8.2.5 Declare the Secured Obligations to become immediately due and payable pursuant to Section 9.1 of the Loan Agreement. If the Beneficiary so declares and Trustor fails to make such payment as and when due, then Beneficiary may waive its Liens against any parcel of the Real Property or all or any portion of the Fixtures or Personal Property attached to the Real Property, to the extent such property is determined to be environmentally impaired, and to exercise any and all rights of an unsecured creditor against Trustor and all of Trustor's assets for the recovery of any deficiency, including, but not limited to, seeking an attachment order. TRUSTOR ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXPRESS OR IMPLIED, IN


                                      27.

THIS DEED OF TRUST OR IN ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY NONRECOURSE OR EXCULPATORY LANGUAGE, IF ANY), TRUSTOR SHALL BE PERSONALLY LIABLE FOR ANY RECOVERY DESCRIBED IN THIS PARAGRAPH 8.2.5. AND SUCH LIABILITY SHALL NOT BE LIMITED TO THE AMOUNT OF THE INDEBTEDNESS CURRENTLY OUTSTANDING UNDER THE LOAN AGREEMENT.

                     8.2.6 With respect to any Personal Property, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Real Property, or proceed to sell said Personal Property separately and without regard to the Real Property in accordance with Beneficiary's rights and remedies; and/or

                     8.2.7 Pursue any and all other remedies it may have, at law or in equity, or under any other document or instrument, except as otherwise provided in the Loan Agreement.

         Section 8.3 Power of Sale. Upon the occurrence and during the continuance of an Event of Default, then, in that event, the entire Secured Obligations, together with all interest accrued thereon, shall, at the option of Beneficiary, be and become at once due and payable without notice to Trustor, and Trustee shall, at request of Beneficiary, but subject to Applicable Gaming Laws, sell the Real Property conveyed, or a sufficiency thereof, to satisfy the Secured Obligations at public outcry to the highest bidder for cash or on such other terms as Trustee may approve. Sale of the Real Property shall be advertised for three (3) consecutive weeks preceding the sale in a newspaper published in the county where the Real Property is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original Trustor in this Deed of Trust. Trustor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972, as amended, insofar as this Section restricts the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the property herein conveyed as a whole, regardless of how it is described. If the Real Property is situated in two (2) or more counties, or in two (2) judicial districts of the same county, Trustee shall have full power to select in which county or judicial district the sale of the Real Property is to be made, newspaper advertisement to be published and notice of sale to be posted, and Trustee's selection shall be binding upon Trustor and Beneficiary. Should Beneficiary be a corporation or an unincorporated association, then any officer thereof may declare Trustor to be in default as provided in Section 8.1 hereof and request Trustee to sell the Real Property. Beneficiary shall have the same right to purchase the Real Property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust. The Trustor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to the Trustor by virtue of any present or future law exempting the Real Property from attachment, levy or sale or execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) except as required under the Loan Documents, all notices of any Event of Default or of the Trustee's


                                      28.

exercise of any right, remedy or recourse provided for hereunder or under any of the other Loan Documents; and (iii) any right to a marshaling of assets or a sale in inverse order of alienation.

         Section 8.4 Proof of Default. The event of a sale of the Real Property, or any part thereof, and the execution of a deed or deeds therefor, the recital therein of default, and of recording notice of breach and election of sale, and of the elapsing of the required time (if any) between the foregoing recording and the following notice, and of the giving of notice of sale, and of a demand by Beneficiary, or its successors or assigns, that such sale should be made, to the extent permitted by Applicable Laws, as between Trustor and any purchaser at such sale, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary, its successors or assigns; and any such deed or deeds with such recitals therein shall be effectual and conclusive as to any such purchaser against Trustor, its successors and assigns, and all other Persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

         Section 8.5 Protection of Security. If an Event of Default shall have occurred and be continuing, then upon at least fifteen (15) days prior written notice to Trustor and without releasing Trustor from any obligations or defaults hereunder, Beneficiary or Trustee shall have the right, but not the obligation, to: (i) make payment or otherwise perform such obligations of Trustor upon which such Event of Default is based in such manner and to such extent as either may reasonably deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Real Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Secured Obligations, the security hereof or the rights or powers of Beneficiary or (iii) pay, purchase or compromise any encumbrance, charge or lien (other than Permitted Liens); (iv) advance any and all costs and expenses reasonably necessary to cure or pay Environmental Damages or otherwise to comply with Environmental Requirements; and (v) in exercising any such powers, pay necessary expenses, employ counsel and pay attorneys' fees. Trustor hereby agrees to repay within thirty (30) days after receipt of written demand all reasonable sums actually expended by Trustee or Beneficiary pursuant to this Section 8.5. with interest at the Default Rate from the date of expenditure by Beneficiary, and such sums, with interest shall be secured hereby.

         Section 8.6 Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of strict right and without regard to the then value of the Real Property, shall have the right to apply, ex parte or otherwise, to any court having jurisdiction to appoint a Receiver or Receivers of the Real Property, subject to Applicable Gaming Laws. Any such Receiver or Receivers shall have all the powers and duties of receivers under Applicable Laws in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

         Section  8.7      Curing of Defaults.


                                      29.

                     8.7.1 If Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Trustor's part to be performed and complied with under this Deed of Trust or any other Loan Document relating to the Trust Estate (after the lapse of any cure period provided therein), then Beneficiary shall have the right, but not the obligation, upon the occurrence and during the continuance of an Event of Default, without waiving or releasing any of the Secured Obligations, to:

                           8.7.1.1  make any payments thereunder payable by
Trustor and take out, pay for and maintain any of the insurance policies provided for therein, and/or

                           8.7.1.2  after the expiration of any applicable grace
period and subject to Trustor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Real Property and incur reasonable attorneys' fees and expenses for such purpose.

                     8.7.2 The making by Beneficiary of such payment out of Beneficiary's own funds shall not, however, be deemed to cure such default by Trustor, and the same shall not be so cured unless and until Trustor shall have reimbursed Beneficiary within the applicable cure period for such payment including interest at the Default Rate from the date of such expenditure. All sums so paid and all reasonable costs and expenses actually incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Default Rate from the respective dates of Beneficiary's making of each such payment, shall be secured by the lien of this Deed of Trust, prior to any right, title or, interest in or claim upon the Real Property attaching or accruing subsequent to the lien of this Deed of Trust and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt of written demand.

         Section 8.8 Remedies Cumulative. All remedies of Beneficiary and all other rights and provided for herein are cumulative and shall be in addition to any remedies provided in the other Loan Documents or provided by Applicable Law, including any banker's lien and right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the other Loan Documents unless, in the exercise of said rights, all Secured Obligations are fully discharged.

                                   ARTICLE 9.

                      SECURITY AGREEMENT AND FIXTURE FILING

         Section 9.1 Grant of Security Interest. To secure the payment and performance of the Secured Obligations as and when due, Trustor (as debtor) hereby grants, conveys, pledges, assigns and transfers to Beneficiary (as secured party), as agent and representative for the equal and ratable benefit of Trustee and the Holders, security interests (collectively, the "Security Interest") in, all right, title, claim, estate and interest in and to all Personal Property and Fixtures,


                                      30.

whether now owned and existing or hereafter acquired or arising, and wherever located, including, without limitation, the following but excluding in each case any "Excluded Assets" (the "Collateral"):

                     9.1.1 Any and all "chattel paper" as such term is defined in Section 9-102 of the UCC (the "Chattel Paper");

                     9.1.2    Any and all "accounts" as such term is defined in
Section 9-102 of the UCC (the "Accounts");

                     9.1.3 Any and all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith Any and all negotiable instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person ("Receivables").

                     9.1.4 Any and (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Trustor or any computer bureau or agent from time to time acting for Trustor or otherwise and (c) all credit information, reports and memoranda relating thereto ("Receivables Records");

                     9.1.5    Any and all rights to payment:

                           9.1.5.1  to the extent not included in Accounts,
Receivables or Chattel Paper, receivables from any credit card company (such as Visa, MasterCard, Chattel Paper, American Express and Diner's Club), whether arising out of or relating to the sale of lodging, goods and services by Trustor or otherwise; and

                           9.1.5.2  of money not listed above and any and all
rights, titles, interests, securities, Liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

                     9.1.6    Any and all "Inventory" as such is defined in
Section 9-102 of the UCC, including without limitation and in any event, all goods (whether such goods are in the


                                      31.

possession of Trustor or a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Trustee's business ("Inventory");

                     9.1.7    Any and all "equipment" as such term is defined in
Section 9-102 of the UCC, including, without limitation:

                           9.1.7.1  machinery, machine tools, manufacturing
equipment, data processing equipment, computers, office equipment, furniture, appliances, rolling stock, motors, pumps, controls, tools, parts, works of art, furnishings and trade fixtures, all athletic equipment and supplies and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above.

                           9.1.7.2  ships, boats, barges and vessels (whether
under construction or completed) and any and all masts, bowsprits, boilers, engines, sails. fittings, anchors, cables, chains, riggings, tackle, apparel, capstans, outfits, gears, appliances, fittings and spare and replacement parts and other appurtenances, accessories and additions, improvements and replacements thereto, whether onboard or not on board, in or to any ship, boat, barge or vessel,

                           9.1.7.3  slot machines, electronic gaming devices and
related equipment, crap tables, blackjack tables, roulette tables, baccarat tables, keno apparatus, cards, dice, gaming chips and plaques, tokens, chip racks. dealing shoes, dice cups, dice, sticks, layouts, paddles, roulette balls and other supplies and items used in connection with gaming operations, and

                           9.1.7.4  stones, wood, steel and other materials used
or to be used in the building, construction, repair, renovation, refurbishment or otherwise with respect to improvements or ships, boats, barges or vessels.

                     9.1.8    Any and all "fixtures" as such term is defined in
Section 9-102 of the UCC, including without limitation, machinery, equipment or appliances for generating, storing or distributing air, water, heat, electricity, light, fuel or refrigeration, for ventilating or sanitary purposes, elevators, safes, laundry, kitchen and athletic equipment, trade fixtures, and telephone, television and other communications equipment;

                     9.1.9    Any and all "documents" as such term is defined in
Section 9-102 of the UCC (the "Documents");

                     9.1.10 Any and all "general intangibles" as such term is defined in Section 9-102 of the UCC (together with any property listed under Section 9.1.4. relating thereto, the "General Intangibles"), including, without limitation and in any event, rights to the


                                      32.
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following: payment of money, and Trademark Collateral (as defined in the
Trademark Security Agreement), patents, and Contracts (as defined in Section
9.1.16 hereof), licenses and franchises (except, in the case of licenses and franchises if, and for so long as, the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest therein without the consent of the other party thereto, unless the violation of such prohibition would not give any other party to such franchise or license the right to terminate its obligations thereunder), limited and general partnership interests and joint venture interests federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102 of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, Player Tracking Systems, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

                  9.1.11 The Designated Account established and maintained pursuant to Section 2.9 of the Loan Agreement.

                  9.1.12 Any and all (i) shares of capital stock of any Subsidiary, from time to time owned by Trustor or options or rights to acquire any such shares or interests now or hereafter owned by Trustor, (ii) Distributions (as defined below) on Pledged Securities (as constituted immediately prior to such Distribution) constituting securities (whether debt or equity securities or otherwise), (iii) other or additional stock, notes, securities or property paid or distributed in respect of Pledged, Securities (as constituted immediately prior to such payment or distribution) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement, and (iv) other or additional stock, notes, securities or property, (including cash) that may be paid in respect of Pledged Securities (as constituted immediately prior to such payment) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of Pledged Securities ("Pledged Securities").

                  9.1.13 Any and all dividends, distributions, payments of interest and principal and other amounts (whether consisting of cash, securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities ("Distributions").

                  9.1.14   Any and all "instruments" as such term is defined in
Section 9-102 of the UCC ("Instruments").

                  9.1.15   [Intentionally Omitted]

                  9.1.16 Any and all contracts between Trustor and one or more additional parties ("Contracts").


                                      33.

                     9.1.17 Any and all interest rate or currency protection or hedging arrangements, including, without limitation, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate currency hedging arrangements ("Hedging Agreements").

                     9.1.18 Any and all motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership ("Motor Vehicles").

                     9.1.19 Any and all books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Personal Property or Fixtures other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items ("Books and Records");

                     9.1.20 Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

                     9.1.21 Any and all rights, remedies, powers and privileges of Trustor with respect to any of the foregoing; and

                     9.1.22 Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including all rents, issues, income and profits of or from any of the foregoing (collectively, the "Proceeds"). "Proceeds" shall include (i) whatever is now or hereafter received by Trustor upon the sale, exchange, collection, other disposition or operation of any item of Personal Property, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Personal Property or the business of Trustor, (iii) all rights to payment and payments for hotel room occupancy (and related reservations) and the sale of services or products in connection therewith, (iv) the right to further transfer, including by pledge, mortgage, license, assignment or sale, any of the foregoing, and (v) any items that are now or hereafter acquired by Trustor with any of the foregoing; provided, however, that "Proceeds" shall not include Excluded Assets.

         Section 9.2 Remedies, etc. This Deed of Trust constitutes a security agreement with respect to the Personal Property, in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the UCC and the other Loan Documents as well as all other rights and remedies available at law or in equity. Upon the occurrence and during the continuance of any Event of Default hereunder, Beneficiary shall have the right (a) to proceed as to both the Real and Personal Property covered by this Deed of Trust in accordance with the Beneficiary's rights and remedies in respect of said Real Property, in which event (i) the provisions of the UCC otherwise applicable to sale of the Collateral shall not apply, and (ii) the sale of the Collateral in conjunction with and as one parcel with said Real Property (or any portion thereof) shall be deemed to be a commercially reasonable


                                      34.

manner of sale; or (b) to proceed as to the Collateral separately from the Land and Improvements, in which event the requirement of reasonable notice shall be met by mailing notice of the sale, postage prepaid, to the Trustor or any other person entitled thereto at least ten (10) days before the time of the sale or other disposition of any of the Collateral.

         Section 9.3 Expenses. Reasonable expenses actually incurred of retaking, holding, preparing for sale, selling or the like shall be borne by Trustor and shall include Beneficiary's and Trustee's reasonable attorneys' fees, charges and disbursements (including, without limitation, any and all costs of appeal).

         Section  9.4      Fixture Filing.

                     9.4.1 This Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of the recording hereof in accordance with the Uniform Commercial Code. In connection therewith, the addresses of Trustor as debtor ("Debtor") and Beneficiary as secured party ("Secured Party") are set forth on Schedule 12.9. The address of Beneficiary, as the Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party.

                           9.4.1.1  The property subject to this fixture filing
is described in Sections 9.1.7. and 9.1.9 and Granting Clause Two.

                           9.4.1.2  Portions of the property subject to this
fixture filing as identified in Section 9.4.1.1. above are or are to become fixtures related to the real estate described on Exhibit A to this Deed of Trust.

                           9.4.1.3  Secured Party is: Foothill Capital
Corporation.

                           9.4.1.4  Debtor is: Barden Mississippi Gaming, LLC, a
Mississippi limited liability company.

                           9.4.1.5  The record owner or lessee of the Real
Property is: Barden Mississippi Gaming, LLC, a Mississippi limited liability company

                  In the event Trustor shall fail beyond any applicable notice and grace periods, to make any payment or perform any covenant related to any security interest in favor of any Person other than Beneficiary, Beneficiary may, at its option, within fifteen (15) days after notice to Trustor or if Beneficiary's immediate action is reasonably necessary to protect the lien hereof or its security for the Secured Obligations, at any time without prior notice to Trustor, pay the amount secured by such security interest, and the amount so paid shall be (i) secured by this Deed of Trust and shall be a lien on the Real Property enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Deed of Trust, (ii) added to the amount of the Secured Obligations, and (iii) payable within thirty (30) days after receipt of written demand with interest at the Default Rate from the time of such payment; or, upon and during the continuance of an Event of Default, Beneficiary shall have the privilege of acquiring by


                                      35.

assignment from the holder of such security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments and other evidence of Trustor's indebtedness secured by such fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the UCC, as amended or supplemented, and in accordance with other Applicable Laws.

         Section  9.5      Applicable Gaming Laws and Liquor Laws.

                  All rights, remedies, and powers provided in this Deed of Trust relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the Applicable Gaming Laws or the Liquor Laws and all provisions of this Deed of Trust relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and Liquor Laws and to be limited solely to the extent necessary to not render the provisions of this Deed of Trust invalid or unenforceable, in whole or in part. Beneficiary will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming equipment regulated by Applicable Gaming Laws (including any such sale or disposition of gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws) and of the Liquor Authorities under Liquor Laws for the sale of liquor and other alcoholic beverages.

                                  ARTICLE 10.

                               ASSIGNMENT OF RENTS

         Section 10.1 Assignment of Rents. Subject to Section 10.2, and to Applicable Gaming Laws, Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all of the Rents, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents and apply the same to the Secured Obligations secured hereby. Trustor irrevocably appoints Beneficiary, as its true and lawful attorney, at the option of Beneficiary at any time while an Event of Default exists, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such Rents and apply the same to the Secured Obligations secured hereby. It is understood and agreed that neither the foregoing assignment of Rents to Beneficiary nor the exercise by Beneficiary or any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Real Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Real Property by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Real Property or any part thereof by such Receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise


                                      36.

responsible or liable in any manner with respect to the Real Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

         Section 10.2 Collection of Rents. Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall occur and be continuing, Trustor shall have a license, revocable upon the occurrence and during the continuance of an Event of Default, to collect all Rents from the Real Property and to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default, the license hereinabove granted to Trustor shall, without the requirement of the giving of notice or taking of any action by any party, be revoked, and Beneficiary shall have the complete right and authority to exercise and enforce any and all of its rights and remedies provided herein or by Applicable Laws.

                                  ARTICLE 11.

                              ENVIRONMENTAL MATTERS

         Section 11.1 Representations and Warranties. Except as specifically disclosed in Schedule 11.1, Trustor represents and warrants as of the date hereof as follows:

                     11.1.1 Trustor (i) has obtained all material permits, licenses and other authorizations that are required with respect to the operation of its business, property and assets under the Environmental Requirements and is in substantial compliance with all terms and conditions thereof, and (ii) is in substantial compliance with all Environmental Requirements (including, without limitation, compliance with standards, schedules and timetables therein);

                     11.1.2 No portion of the Trust Estate is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Requirement, and Trustor has not received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                     11.1.3 To the knowledge of Trustor, no underground storage tank or other underground storage receptacle, or related piping, is located on the Real Property;

                     11.1.4 To the knowledge of Trustor, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the knowledge of the Trustor after due inquiry, off-site) of Hazardous Materials at, on, under, from or into the Real Property;

                     11.1.5 There is no written, or to the knowledge of the Trustor, any Environmental Claim pending, or, to the knowledge of Trustor, threatened against any of them, and to the knowledge of Trustor, neither Trustor nor any person or entity whose liability Trustor


                                      37.

has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Law; and

                     11.1.6 To the knowledge of Trustor, there are no events, activities, practices, incidents or actions or conditions, circumstances or plans that may interfere with or prevent compliance by Trustor with any Environmental Law, or that may give rise to any Environmental Claim or liability under any Environmental Laws;

                     11.1.7 Trustor has not received any communication (written or, to the knowledge of Trustor, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Trustor or the Real Property is not in substantial compliance with any Environmental Requirement, and there are no known circumstances that may prevent or interfere with such substantial compliance in the future.

                     11.1.8 Trustor has provided or made available to Beneficiary all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to Trustor regarding environmental matters pertaining to, or the environmental condition of, the Land and the business of Trustor, or the compliance (or noncompliance) of the Land and Trustor with any Environmental Requirements.

                     11.1.9 Trustor is not required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Hazardous Materials, (ii) to remove or remediate Hazardous Materials, (iii) to give notice to or receive approval from any Governmental Authority under Environmental Requirements, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

                     11.1.10 The above representations and warranties contained in this Section 11.1 shall survive the termination, release and/or reconveyance of this Deed of Trust and discharge of Trustor's other obligations hereunder.

         Section 11.2 Environmental Covenants. Trustor shall at all times comply with the following requirements; provided, however, that in connection with the non-compliance with any of the provisions contained in Sections 11.2.1 through 11.2.4, inclusive, no breach shall be deemed to have occurred if Trustor complies with the requirements of Section 11.2.5 with respect thereto:

                     11.2.1 Trustor shall not cause or permit any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, within or beneath the Real Property or any portion thereof by Trustor, its agents, employees, contractors, or invitees, or any other person, except in compliance with all Environmental Requirements and only in the course of such person's legitimate business operations at the Real Property (which shall not include any business for treatment, storage, disposal, discharge, release, production, manufacture, generation, refinement or use of Hazardous Materials).


                                      38.

                  11.2.2 Trustor shall not cause or permit the existence or the commission by Trustor, its agents, employees, contractors or invitees, or by any other person of a material violation of any Environmental Requirements upon, within or beneath the Real Property or any portion thereof.

                  11.2.3 Trustor shall not dispose of, discharge or release or cause or permit the disposal, discharge or release of any Hazardous Materials from the Real Property into any Public Waters in violation of any Environmental Requirements.

                  11.2.4 Trustor shall not create or suffer to exist with respect to the Real Property or permit any of its agents to create or suffer to exist any environmental lien, security interest or other charge or encumbrance of any kind (other than a Permitted Lien) arising under any Environmental Requirement, including, without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendment and Reauthorization Act of 1986 (42 U.S.C.
Section 9607(1)) or any similar state statute.

                  11.2.5 Trustor shall, at its sole cost and expense, promptly take any and all actions required by any federal, state or local governmental agency or political subdivision (as hereinafter provided) to mitigate Environmental Damages, which requirements or necessity arise from the presence upon, about or beneath the Real Property, of Hazardous Materials or a violation of Environmental Requirements or the disposal, discharge or release of Hazardous Materials from the Real Property into the Public Waters. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Real Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Real Property (provided that Trustor shall be obligated to take actions off of the Real Property only if Trustor shall have the legal right to do so and shall be expressly required to do so by Environmental Requirements). Trustor shall take all actions as are reasonably necessary to restore the Real Property or the Public Waters to substantially the condition existing prior to the introduction of Hazardous Material by Trustor upon, about or beneath the Real Property, notwithstanding any lesser standard of remediation allowable under Applicable Laws or governmental policies, but recognizing the economic impracticability of remediating to a level where Hazardous Materials are no longer detectable. Trustor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Real Property. Trustor shall pay all Environmental Damages in connection with such investigatory and remedial activities, including, but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Trustor shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, Trustor shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws and regulations, remove all associated equipment, and restore the Real Property to the extent reasonably possible, which shall include, without limitation, the repair of


                                      39.

any surface damage, including paving, caused by such investigations or remediation hereunder. Upon reasonable notice and at reasonable times (except in cases of emergency or imminent threat of harm to human health or the environment), the Indemnitees (as defined in Section 11.2.7 of this Deed of Trust) shall have the right but not the obligation to enter upon the Real Property to assess any and all aspects of the environmental condition of the Real Property and its use, including conducting environmental assessments, audit and sampling (including, but not limited to soil and groundwater sampling if Indemnitees have a reasonable belief that such soil or groundwater may be contaminated) not more than once a year, except where Indemnitees have a reasonable belief that a release of Hazardous Materials or a violation of Environmental Requirements has occurred or is likely to occur, all at the expense of Trustor. Trustor and Trustee shall cooperate in choosing consultants to conduct such work and Trustor shall provide access to the Indemnitees and their agents, representatives, consultants and employees (together, the "Indemnitees" for purposes of this Section 11.2.5) in connection with such investigations. In the event that Trustor fails to fulfill its obligations under this Deed of Trust relating to environmental matters, including this Section 11.2.5, following the expiration of thirty (30) days written notice by Beneficiary of its intent to invoke its rights under this Section, unless Beneficiary has a reasonable belief that a more immediate response is required under Environmental Requirements, Beneficiary shall have the right to undertake any action necessary or prudent under Environmental Requirements, and shall have the right to pursue any and all legal theories and remedies provided by law or contract to enforce the covenants in this Section 11.2 and the other provisions of this Article 11. Nothing in this Deed of Trust shall be deemed to create, or construed as creating, any liability of the Indemnitees under Environmental Requirements for environmental conditions relating to the Real Property.

                  11.2.6 If Trustor shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of any Environmental Requirements or Environmental Claim or liability of Trustor for Environmental Damages in connection with the Real Property or past or present activities of any person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, relating to same, then Trustor shall deliver to Beneficiary, within seven (7) days of the receipt of such notice or communication by Trustor, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Beneficiary to defend or otherwise respond to any such notification.

                  11.2.7 Trustor agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, its successors and assigns, the Holders, and their respective directors, officers, shareholders, employees, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees, and invitees (collectively, the "Indemnitees") from and against any and all Environmental Claims and Environmental Damages arising in any manner whatsoever out of Environmental Requirements pertaining to the Real Property and the activities thereon, whether foreseeable or unforeseeable, and regardless of when such Environmental Claims arose and Environmental Damages occurred, except to the extent directly caused by the gross


                                      40.

negligence or willful misconduct of Indemnitees. The indemnity obligations of Trustor contained in this Section 11.2.7 shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

                                   ARTICLE 12.

                                  MISCELLANEOUS

         Section 12.1 Beneficiary's Expenses, Including Attorneys' Fees. Regardless of the occurrence of a Default or Event of Default, Trustor agrees to pay to Beneficiary any and all advances, charges, costs and expenses, including, without limitation, the reasonable fees and expenses of counsel and any experts or agents, that Beneficiary may reasonably incur in connection with (i) the administration of this Deed of Trust, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the Lien of this Deed of Trust or protection of its priority or the Trust Estate, including the discharging of any prior or junior Lien or adverse claim against the Trust Estate or any part thereof that is not permitted hereby or by the Loan Agreement, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Trust Estate, (iv) the exercise or enforcement of any of the rights, powers or remedies of Beneficiary under this Deed of Trust or under Applicable Laws (including attorneys' fees and expenses incurred by Beneficiary in connection with the operation, maintenance or foreclosure of the Lien of this Deed of Trust) or any bankruptcy proceeding or (v) the failure by Trustor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

         Section 12.2 Indemnity. Trustor hereby agrees to indemnify and hold harmless the Indemnitees against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Deed of Trust and the other Loan Documents, and (ii) any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Deed of Trust or any action taken or omitted by them hereunder, except to the extent that they resulted from the gross negligence or willful misconduct of any such Indemnitee.

         Section 12.3 Waivers' Modifications in Writing. No amendment of any provision of this Deed of Trust (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Beneficiary and Trustor. Any waiver or consent relating to any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Trustor in any case shall entitle Trustor to any other or further notice or demand in similar circumstances, except as otherwise provided herein or as required by law.

         Section 12.4 Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Deed of Trust are cumulative and are not exclusive of any rights and


                                      41.

remedies that may be available to Beneficiary under Applicable Laws, the other Loan Documents or otherwise. No failure or delay on the part of Beneficiary in the exercise of any power, right or remedy under this Deed of Trust shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

         Section 12.5 Successors and Assigns. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Trustor and Beneficiary and their respective successors and assigns. Except as expressly permitted under the Loan Agreement, Trustor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of Beneficiary. The benefits of this Deed of Trust shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

         Section 12.6 Independence of Covenants. All covenants under this Deed of Trust shall each be given independent effect so that, if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant or by an exception thereto shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         Section 12.7 Change of Law. In the event of the passage, after the date of this Deed of Trust, of any law changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured by mortgages or deeds of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes, so as to affect adversely the rights of Beneficiary under this Deed of Trust, then an Event of Default shall be deemed to have occurred under the Loan Agreement; provided, however, that no Event of Default shall be deemed to have occurred (i) if Trustor, within thirty (30) days after the passage of such law, shall assume the payment of any tax or other charge so imposed upon Beneficiary for the period remaining until discharge in full of the Secured Obligations; provided, however, that such assumption is permitted by Applicable Laws, (ii) if the adverse effect upon Beneficiary of such tax or other charge is not material, or (iii) if and so long as Trustor, at its expense, shall contest the amount or validity or application of any such tax or other charge by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (A) neither the Real Property nor any substantial part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest and (B) except in the case of a tax or charge junior to the Lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be required by law to release such tax or charge.

         Section 12.8 No Waiver. No waiver by Beneficiary of any Default or breach by Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such Default if such Default persists or is repeated, no express waiver shall affect any Default other than the Default in the waiver, and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Beneficiary to or of any act by Trustor requiring further consent or


                                      42.

approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

         Section 12.9 Notices. All notices and other communications under this Deed of Trust shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, facsimile or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 12.9, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or facsimile numbers) indicated in the Loan Agreement or, in the case of the Trustee, Schedule 12.9.

         Section 12.10 References to Foreclosure. References hereto to "foreclosure" and related phrases shall be deemed references to the appropriate procedure in connection with Trustee's private power of sale, any judicial foreclosure, proceeding, and any deed given in lieu of any such Trustees sale or judicial foreclosure.

         Section 12.11 Joinder of Foreclosure. Should Beneficiary hold any other or additional security for the payment and performance of any Secured Obligation, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. Except as otherwise provided in the Loan Agreement, in addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by Applicable Laws to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

         Section 12.12 Rights and Obligations of Beneficiary and Trustee. At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any Person for payment of any Secured Obligations, Beneficiary at its sole discretion and only in writing may subordinate the Liens or either of them, or charge hereof to the extent not prohibited by the Loan Agreement. Beneficiary and Trustee shall however, promptly upon Trustor's request from time to time, join in the following actions (including the execution and delivery of documents) as Trustor determines are reasonably necessary for the development, use and operation of the Trust Estate: (i) the making of any map or plat of the Real Property, (ii) the granting, creating, amending and modifying of any customary easements, covenants, conditions and restrictions with respect to the Real Property and
(iii) the application for and prosecution of any development building, use and similar permits and land use and utility approvals and installations regarding the Real Property; provided, however, that Beneficiary and Trustee shall not be required to join in or take any such action (a) while an Event of Default exists, (b) to the extent such action would impair the Liens of this Deed of Trust or the first priority thereof or (c) to the extent prohibited by the Loan Agreement. Any such request shall be accompanied by an Officer's Certificate (as defined in the Loan Agreement). Upon written request of Beneficiary and surrender of this Deed of Trust to Trustee for cancellation, and upon payment to Trustee of its reasonable fees and expenses actually incurred, Trustee shall cancel and reconvey this Deed of Trust.


                                      43.

         Section 12.13 Copies. Trustor will promptly give to Beneficiary copies of all notices of violations relating to the Real Property that Trustor receives from any Governmental Authority.

         Section 12.14 Subordination. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Real Property or condemnation or exercise of power of eminent domain), to any and all easements, contracts of sale and/or any and all leases of all or any part of the Real Property upon the execution by Beneficiary and recording thereon in the official records Real Property upon the execution by Beneficiary and recording thereof in the official records of Tunica County, Mississippi of a unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Beneficiary, in its judgment, shall determine are appropriate, and Trustor shall be obligated to pay any cost or expense incurred in connection with the issuance thereof.

         Section 12.15 Personal Property Security Instruments. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any Secured Obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Secured Obligations without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or Default or any right or power whether exercised hereunder or contained herein or in any such other security.

         Section 12.16 Suits to Protect Real Property. Trustor covenants and agrees to appear in and defend any action or proceeding the consequence of which, if successful, would be that the Liens, or either of them, of this Deed of Trust would not satisfy the requirements as to extent, perfection or priority set forth in the Loan Agreement; and to pay all reasonable costs and expenses actually incurred by Trustee and Beneficiary, including cost of evidence of title and attorneys' fees in a reasonable sum, in any such action or proceeding in which Beneficiary and/or Trustee may appear or be made a party.

         Section 12.17 Trustor Waiver of Rights. Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Trust Estate, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation stay, extension or redemption, and Trustor, for Trustor, Trustor's heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, to the extent permitted by Applicable Laws, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section 12.17 and now in force, of which Trustor, Trustor's heirs, devisees, representatives, successors and assigns or other Person might take advantage despite this Section 12.17, shall hereafter be repealed or cease to be in force, such law


                                      44.

shall not thereafter be deemed to preclude the application of this Section
12.17. To the extent permitted by Applicable Laws, Trustor expressly waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Mississippi pertaining to the rights and remedies of sureties.

         Section 12.18 Charges for Statements. Trustor agrees to pay Beneficiary's customary charge, to the maximum amount permitted by Applicable Laws, for any statement regarding the Secured Obligations requested by Trustor or in its behalf.

         Section 12.19 Complete Agreement. This Deed of Trust together with the exhibits and schedules hereto, and the other Loan Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

         Section 12.20 Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Deed of Trust, the Secured Obligations and the Lien and Security Interest of this Deed of Trust shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving Trustor, any other party liable with respect to the Secured Obligations of otherwise, if the proceeds of the Trust Estate are required to be returned by Beneficiary under any such circumstances, or if Beneficiary reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Deed of Trust shall have been terminated, released and/or reconveyed and the Lien and Security Interest or any of the Trust Estate shall have been released or terminated in connection with such termination, release and/or reconveyance, this Deed of Trust and the Lien and Security Interest and such portion of the Trust Estate shall be reinstated in full force and effect, and such prior termination, release and/or reconveyance shall not diminish, discharge or otherwise affect the obligations of Trustor in respect of the amount of the affected payment or application of proceeds, the Lien, the Security Interest or such portion of the Trust Estate.

         Section 12.21 Substitution. Beneficiary may at any time, without giving notice to Trustor or the original or successor Trustee, and without regard to the willingness or inability of any original or successor Trustee to execute this trust, appoint another Person or succession of Persons to act as Trustee, and such appointee in the execution of this trust shall have all the powers vested in and obligations imposed upon Trustee. Should Beneficiary be a corporation or unincorporated association, then any officer thereof may make such appointment

         Section  12.22    Choice of Forum.

                     12.22.1 Subject to Section 12.22.2. and Section 12.22.3, all actions or proceedings arising in connection with this Deed of Trust shall be tried and litigated in state or


                                      45.

Federal courts located in the County of Tunica, State of Mississippi, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. TRUSTOR WAIVES ANY RIGHT IT MAY HAVE THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.22.1.

                     12.22.2 Nothing contained in this Section shall preclude Beneficiary from bringing any action or proceeding arising out of or relating to this Deed of Trust in any court not referred to in Section 12.22.1. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST TRUSTOR, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 12.9 HEREOF.

                     12.22.3 Notwithstanding Section 12.22.1 hereof, in the sole and absolute discretion of beneficiary, all actions or proceedings relating to the Collateral referred to in Article 9 hereof, other than Fixtures, shall be tried and litigated in any California state court sitting in the County of Los Angeles, State of California or any federal court sitting in the County of Los Angeles, State of California. Trustor hereby irrevocably submits to the jurisdiction of such courts to the extent any proceeding is brought in accordance with this Section 12.22.3. Trustor irrevocably waives, to the fullest extent it may effectively do so under Applicable Law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Trustor irrevocably consents, to the fullest extent that it may effectively do so under Applicable Law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Trustor at its said address, such service to become effective thirty (30) days after such mailing. Nothing shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Trustor in any other jurisdiction.

         Section 12.23 Regulatory Matters. Whenever in this Deed of Trust a right is given to Beneficiary, which right is affected by Applicable Gaming Laws or Liquor Laws or the enforcement of which is subject to Applicable Gaming Laws or Liquor Laws, the enforcement of any such right shall be subject to Applicable Gaming Laws and Liquor Laws and approval, if so required, of the applicable Gaming Authorities or authorities enforcing the Liquor Laws.

         Section 12.24 Guarantor Waivers. If and to the extent that Trustor (for the purposes of this Section 12.24, "Guarantor") would be deemed or construed to be a guarantor or surety under Applicable Laws with respect to its obligations hereunder, Guarantor hereby agrees as follows:

                     12.24.1 Guarantor expressly agrees that until each and every term, covenant and condition of this Deed of Trust is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Deed of Trust might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension,


                                      46.

modification, forbearance or delay or other act or omission of Beneficiary or its failure to proceed promptly or otherwise as against Borrowers or any other Guarantor, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the "Principal") or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal, or because of any further dealings between the Principal and Beneficiary, whether relating to this Deed of Trust or otherwise. Guarantor hereby expressly waives and surrenders any defense to Guarantor's liability under this Deed of Trust based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of this Deed of Trust that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Deed of Trust.

                     12.24.2  Without in anyway limiting the provisions of
Section 12.24.1, Guarantor waives:

                           12.24.2.1 all statutes of limitations as a defense to
any action or proceeding brought against Guarantor by Beneficiary, to the fullest extent permitted by Applicable Laws.

                           12.24.2.2 any right it may have to require
Beneficiary to proceed against the Principal or pursue any other remedy in Beneficiary's power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal hereunder, and Beneficiary shall not be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal prior to proceeding against Guarantor to the full extent of Guarantor's obligations hereunder,

                           12.24.2.3 any defense based on any legal disability
of the Principal and any discharge, release or limitation of the liability of the Principal to Beneficiary, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Guarantor's obligations exceed or are more burdensome than those of the Principal;

                           12.24.2.4 all presentments, demands for performance,
notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of indebtedness, and demands and notices of every kind;

                           12.24.2.5 any defense based on or "arising out of any
defense that the Principal may have to the payment or performance of any obligation set forth in this Deed of Trust and

                           12.24.2.6 until all obligations under this Deed of
Trust have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor may have against the Principal, all regardless of whether Guarantor may have made any payments to Beneficiary.


                                      47.

                     12.24.3 Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal and all other circumstances affecting the Principal's ability to pay for and perform its obligations, and agrees that Beneficiary shall have no duty to disclose to Guarantor any information which Beneficiary may receive about the Principal's financial condition, business operations, or any other circumstances bearing on its ability to perform.

                     12.24.4 Notwithstanding anything to the contrary provided elsewhere herein, in no event shall Guarantor have any liability under this Deed of Trust beyond its interest in the Real Property, and in no event shall Guarantor's obligations hereunder be enforced against any property of Guarantor other than its interest in the Real Property.

         Section 12.25 Release. In the event that Trustor is released and discharged from all of the Secured Obligations pursuant to the Loan documents, Beneficiary hereby agrees to reconvey, without warranty, the lien of this Deed of Trust.

         Section 12.26 WAIVER OF TRIAL BY JURY. TRUSTOR AND BENEFICIARY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR ANY OTHER ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

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                                      48.

                  IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed on the day and year set forth below, to be effective as of the day and year first above written.

                                        BARDEN MISSISSIPPI GAMING, LLC,
                                        a Mississippi limited liability company



                                        By: /s/ Michael E. Kelly
                                           ---------------------------------
                                        Name: Michael E. Kelly
                                             -------------------------------
                                        Title: EVP, COO, CFO
                                              ------------------------------

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA                )
                                   ) SS.
COUNTY OF LOS ANGELES              )

                  On December 6, 2001 before me, Donna Wolfe, Notary Public, personally appeared Michael E. Kelly, personally know to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal


/s/ Donna Wolfe
-----------------------------
NOTARY PUBLIC

                                            [Seal]

                                            My Commission Expires:  May 23, 2003